Exhibit 10.5

(ENGLISH TRANSLATION)

Agreement between SUNSET SUITS SA and “Mirosław Kranik SUNSET SUITS MEN'S FASHION MODA MĘSKA" concluded in connection with the RESOLUTION ON CAPITAL INCREASE OF SUNSET SUITS SA.

3 February 2007

AGREEMENT

concluded on 3 February 2007 in Poznań between:

Mirosław Kranik, doing business as “Mirosław Kranik SUNSET SUITS MEN'S FASHION MODA MĘSKA,” with registered office in Poznań at ul. Garbary 57, entered in the Business Register of the Poznań Municipal Office under number 15097/94/S, and

SUNSET SUITS S.A. with its registered office in Poznań at ul. Garbary 57, entered in the Register of Entrepreneurs by the Poznań District Court, Commercial Division XXI of the National Court Register, under number KRS 0000265620, share capital PLN 60,120,000, tax no. NIP 7781439259, statistical no. REGON 300388584, (the “COMPANY”), represented by  Bogdan Zegar, Deputy Chairman of the Management Board, and by proxy Leszek Karpiński

(the “PARTIES,” each separately a “PARTY”).

Whereas:

I.  On 3 February 2007 the Special General Assembly of Stockholders of the COMPANY passed Resolution No. 1 (the “RESOLUTION ON INCREASE OF THE COMPANY’S CAPITAL”), under which it was resolved to increase the share capital from PLN 500,000.00 (five hundred thousand Polish zloty), by PLN 59,620,000.00 (fifty-nine million six hundred twenty thousand Polish zloty), that is, to PLN 60,120,000.00 (sixty-two [sic] million one hundred twenty thousand Polish zloty), by issuing PLN [sic] 11,924,000 (eleven million nine hundred twenty-four thousand) registered shares of Series B stock, no. 1 (one) through no.  11,924,000 (eleven million nine hundred twenty-four thousand), at par value equal to the issue price, that is, at par value PLN 5.00 (five Polish zloty) per share.

II.  Pursuant to the RESOLUTION ON INCREASE OF THE COMPANY’S CAPITAL, the stock was offered to Mirosław Kranik in exchange for an in-kind contribution in the form of the organized part of an enterprise, specified to include:

(a) the trademark SUNSET SUITS,

(b) a sales network of seventy-four shops in the form of the lease rights to all the premises together with improvements in such shops as a condition necessary to conduct commercial activity therein

(c) know-how connected with conducting commercial activity under the SUNSET SUITS brand, comprising specifically:

- many years of experience and knowledge of the managerial staff and employees,

- developed and implemented operating procedures,

- management system,

- delivery logistics,

- patterns for legal solutions (contracts and agreements),

- commercial traditions and ties of cooperation with suppliers and customers,

- sales method (customer service, presentation of goods, advertising and promotion),

- system for gathering market information (marketing databases and analytical procedures).

(d) valuable fixed assets and non-fixed items of nominal value making up the fittings of the shops.

III.  In accepting the COMPANY’s offer on 3 February 2007, Mirosław Kranik made a declaration on taking up the stock in the COMPANY in the form of a notary deed on joining the COMPANY and taking up PLN [sic] 11,924,000 (eleven million nine hundred twenty-four thousand) shares of Series B stock of total value PLN 59,620,000.00 (fifty-nine million six hundred twenty thousand Polish zloty) and covering them with an in-kind contribution in the form of the organized part of an enterprise, specified to include:

(a) the trademark SUNSET SUITS,

(b) a sales network of seventy-four shops in the form of the lease rights to all the premises together with improvements in such shops as a condition necessary to conduct commercial activity therein,

(c) know-how connected with conducting commercial activity under the SUNSET SUITS brand, comprising specifically:

- many years of experience and knowledge of the managerial staff and employees,

- developed and implemented operating procedures,

- management system,

- delivery logistics,

- patterns for legal solutions (contracts and agreements),

- commercial traditions and ties of cooperation with suppliers and customers,

- sales method (customer service, presentation of goods, advertising and promotion),

- system for gathering market information (marketing databases and analytical procedures),

(d) valuable fixed assets and non-fixed items of nominal value making up the fittings of the shops.

(the “DECLARATION ON TAKING UP STOCK”).

IV.  In performance of the RESOLUTION ON INCREASE OF THE COMPANY’S CAPITAL and the DECLARATION ON TAKING UP STOCK and on the terms set forth therein the PARTIES agree as follows:

§ 1.

Mirosław Kranik transfers to the COMPANY, and the COMPANY accepts from Mirosław Kranik, the following assets referred to in the RESOLUTION ON INCREASE OF THE COMPANY’S CAPITAL and the DECLARATION ON TAKING UP STOCK (“the TRANSFERRED ASSETS”):

1.  The protected rights to the verbal-graphic trademark SUNSET SUITS entered in the Trademark Register maintained by the Polish Patent Office under number 75309.

2.  A sales network of 74 (seventy-four) shops in the form of the lease rights to all the premises together with improvements in such shops as a condition necessary to conduct commercial activity therein, which are listed in Appendix 1 to this agreement (the “NETWORK OF SHOPS”).

3. Know-how, comprising specifically:

(i)   many years of experience and knowledge of the managerial staff and employees,

(ii)   developed and implemented operating procedures,

(iii)  management system,

(iv) delivery logistics,

(v)   patterns for legal solutions (contracts and agreements),

(vi) commercial traditions and ties of cooperation with suppliers and customers,

(vii) sales method (customer service, presentation of goods, advertising and promotion),

(viii) system for gathering market information (marketing databases and analytical procedures).

Described in detail in Appendix 2 to this agreement.

4. Valuable fixed assets and non-fixed items of nominal value making up the fittings of the shops, described in detail in Appendices 3 and 4 to this agreement.

5. The employees listed in Appendix 5 to this agreement.

§ 2.

The PARTIES agree that the following lease agreements for Mirosław Kranik’s NETWORK OF SHOPS are excluded from the transfer covered by this agreement (together, the “EXCLUDED ASSETS”):

1. Białystok 15-265, ul. Miłosza 2,

2. Gorzów Wielkopolski 66-400, ul. Konstytucji 3 Maja 102,

3. Lublin 20-024, ul. Lipowa 13,

4. Luboń 62-030, ul. Dąbiecka 1,

5. Opole 45-013, ul. Krakowska 3,

6. Puławy, 24-100, ul. Lubelska 2

7. Szczecin 70-554, ul. Wyzwolenia 18,

8. Warsaw 00-819, ul. Złota 59,

9. Wrocław 50-384, pI. Grunwaldzki 22,

10. Wrocław 54-204, ul. Legnicka 58.

§ 3.

1.

To the extent that rights and obligations under lease agreements for the NETWORK OF SHOPS cannot be transferred without the consent of the lessor, such rights and obligations shall be deemed transferred by Mirosław Kranik to the COMPANY upon issuance by the lessors of the relevant consents.

If such transfer or attempted transfer would constitute a breach of the rights or obligations under lease agreements for the NETWORK OF SHOPS, or would be in breach of provisions of law, a court decree or administrative act, this agreement shall not constitute a transfer or attempt to transfer such rights or obligations until such time as such hindrances are removed.

Mirosław Kranik shall be required to assign to the COMPANY all proceeds which he receives under the rights and obligations which will not be able to be transferred to the COMPANY.

Until the relevant lessors’ consents are received, the rights and obligations under the lease agreements for the NETWORK OF SHOPS shall be performed by Mirosław Kranik in his own name but for the account of the COMPANY.

2.

Mirosław Kranik undertakes to make his best efforts and to cooperate fully with the COMPANY in order to obtain without delay the effective consent of all lessors and the effective transfer to the COMPANY of the rights and obligations / lease agreements for the NETWORK OF SHOPS.

§ 4.

Mirosław Kranik hereby represents and warrants that as of the date of conclusion of this agreement:

1) He holds all necessary authorizations and competencies to conduct his economic activity.

2) This agreement constitutes a valid and binding obligation of Mirosław Kranik which is enforceable in accordance with the terms of this agreement.

3)  Conclusion and performance of this agreement by Mirosław Kranik shall not be inconsistent with any decrees and shall not violate any agreement between Mirosław Kranik and a third party.

4)  There is no investigation or proceeding pending with respect to Mirosław Kranik, and Mirosław Kranik has not been informed in writing of claims asserted by a third party or public administrative body concerning the business of Mirosław Kranik, except for:

a)  a proceeding before the Director of the Tax Office in Poznań involving obtaining the possibility of spreading out the payment of tax arrears in installments, and

b)  a proceeding before the Social Insurance Institution involving obtaining the possibility of paying arrears by way of an installment plan.

5) Mirosław Kranik holds all permits and consents issued by public administration institutions or organs necessary for his business.

6) The balance sheet of the firm “Mirosław Kranik SUNSET SUITS MEN'S FASHION MODA MĘSKA” prepared as of 20 December 2006 accurately reflected the actual state of finances of Mirosław Kranik in the period in question; such balance sheet is consistent with Polish Accounting Standards and is set forth at Appendix 6 to this agreement.

§ 5.

1.  This agreement is subject to Polish law.

2.  Any matters arising out of the agreement or breach or dissolution thereof, or concerning the validity of this agreement, shall be resolved amicably, and if the PARTIES do not reach an amicable resolution, then by the Common Court with geographical jurisdiction.

3. If any provisions of this agreement shall be found to invalid or unenforceable, such finding shall not, within the bounds permissible by applicable law, affect the validity or enforceability of the agreement as a whole.

4.  All appendices referred to in this agreement constitute an integral part thereof.

5. Delivery of the TRANSFERRED ASSETS shall occur upon the effective date of this agreement, subject to the provisions of this agreement and legal requirements.

6.  Amendment of this agreement shall be in writing or shall be invalid.

7. This agreement was made in two identical counterparts, one for each of the parties.

8.  This agreement shall go into effect upon conclusion.

Mirosław Kranik	THE COMPANY
[signatures]	[signature]

Date: 3 February 2007

Appendices:

Appendix 1 to this agreement – NETWORK OF SHOPS

Appendix 2 to this agreement – KNOW-HOW ELEMENTS – under development

Appendix 3 – appraisal of fair value of investments in shops of “Sunset Suits Men's Fashion - Moda Męska” dated 20 October 2006 made by independent appraiser Zbigniew J. Boczek (Document A)

Appendix 4 – appraisal of movable fittings in the shops of “Sunset Suits Men's Fashion - Moda Męska” dated 20 October 2006 made by independent appraiser Zbigniew J. Boczek (Document B)

Appendix 5 – List of employees assumed by the COMPANY SUNSET SUITS S.A. prepared as of 3 February 2007.

Appendix 6 – In-kind balance sheet of “SUNSET SUITS MEN'S FASHION - MODA MĘSKA” made as of 20 December 2006 as the basis for contribution of an organized part of the enterprise.